UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 30, 2021

THE SHYFT GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-33582 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

41280 Bridge Street, Novi, Michigan (Address of Principal Executive Offices)	48375 (Zip Code)

517-543-6400
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SHYF	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

On November 30, 2021, The Shyft Group, Inc. (the "Company") entered into an Amended and Restated Credit Agreement (the "Credit Agreement") by and among the Company and certain subsidiaries of the Company, as borrowers, Wells Fargo Bank, N.A., as administrative agent ("Wells Fargo"), JPMorgan Chase Bank, N.A., as Syndication Agent, (“JPMorgan), and the lenders party thereto consisting of Wells Fargo, JPMorgan, PNC Bank, National Association and Bank of America, N.A. (the "Lenders"). Under the Credit Agreement, the Company may borrow up to $400 million from the Lenders under a five-year secured revolving credit facility. The Company may also request an increase in the facility of up to $200 million in the aggregate, subject to customary conditions. The credit facility is also available for the issuance of letters of credit of up to $20 million and swing line loans of up to $10 million, subject to certain limitations and restrictions. Interest rates on borrowings under the credit facility are based on either (i) the highest of the prime rate, the federal funds effective rate from time to time plus 0.5%, or the one month adjusted London interbank market rate ("LIBOR") plus 1.0% or (ii) adjusted LIBOR, plus a margin based upon the Company's ratio of debt to earnings from time to time. The credit facility provides for the transition to a replacement for LIBOR upon the occurrence of certain events. The Credit Agreement contains certain customary representations and covenants, including performance-based financial covenants on the Company's part, which may limit its available borrowings under its line of credit. The Credit Agreement also prohibits the Company from incurring additional indebtedness; limits certain acquisitions, investments, advances, or loans; limits the Company's ability to pay dividends in certain circumstances; and restricts substantial asset sales. The credit facility is secured by security interests in, and liens on, all assets of the borrowers, other than real property and certain other excluded assets. The credit facility matures November 30, 2026.

A copy of the Credit Agreement is attached to this Current Report as Exhibit 10.1. The summary of the Credit Agreement set forth in this Item 1.01 is qualified in its entirety by the terms of the Credit Agreement.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated in this Item 2.03 by reference.

Item 9.01         Financial Statements and Exhibits.

(d)	Exhibits

10.1
Amended and Restated Credit Agreement dated as of November 30, 2021, by and among the Company and certain subsidiaries of the Company, as borrowers, Wells Fargo Bank, N.A., as administrative agent ("Wells Fargo"), JPMorgan Chase Bank, N.A., as Syndication Agent, (“JPMorgan), and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE SHYFT GROUP, INC.

Dated: December 1, 2021	/s/ Joshua A. Sherbin
By: Joshua A. Sherbin
Its: Chief Legal Officer and Corporate Secretary